                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Sypris Solutions, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                        [LOGO OF SYPRIS SOLUTIONS, INC]

                          101 Bullitt Lane, Suite 450
                          Louisville, Kentucky 40222

To Our Stockholders:

      You are cordially invited to attend the Annual Meeting of the Stockholders of Sypris Solutions, Inc., to be held at 101 Bullitt Lane, Lower Level Seminar Room, Louisville, Kentucky 40222 on Tuesday, May 2, 2000, at 10:00 a.m., local time.

      Matters to be considered and acted upon at the Annual Meeting include:
(i) the election of directors; and (ii) such other matters as may properly come before the meeting.

      Information concerning the matters to be considered and voted upon at the Annual Meeting is set forth in the enclosed Proxy Statement. We encourage you to review this material carefully.

      It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date, and promptly return the enclosed proxy in the self-addressed envelope provided. A proxy may be revoked prior to the meeting and will not affect your right to vote in person in the event that you decide to attend the meeting.


[SIGNATURE OF JEFFREY T. GILL]            [SIGNATURE OF ROBERT E. GILL]



Jeffrey T. Gill                                 Robert E. Gill
President and Chief Executive Officer           Chairman of the Board

                            SYPRIS SOLUTIONS, INC.
                          101 Bullitt Lane, Suite 450
                          Louisville, Kentucky 40222

                                 ------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, MAY 2, 2000

                                 ------------

To the Stockholders of Sypris Solutions, Inc.:

      Notice is hereby given that the Annual Meeting of Stockholders of Sypris Solutions, Inc. (the "Company") will be held on Tuesday, May 2, 2000, at 10:00 a.m., local time, at 101 Bullitt Lane, Lower Level Seminar Room, Louisville, Kentucky 40222, for the following purposes:

      1. To elect eight (8) directors of the Company to hold office until the next Annual Meeting of Stockholders or until their successors have been duly elected; and

      2. To transact such other business as may properly be brought before the meeting or any adjournment thereof, including matters incident to its conduct.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 8, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                         By Order of the Board of Directors


                                         Richard L. Davis
                                         Secretary

Louisville, Kentucky
March 17, 2000

      PLEASE INDICATE YOUR VOTING DIRECTIONS, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER FIND THAT YOU MAY BE PRESENT OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

                            SYPRIS SOLUTIONS, INC.
                          101 Bullitt Lane, Suite 450
                          Louisville, Kentucky 40222
                                (502) 585-5544

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed Proxy is solicited on behalf of Sypris Solutions, Inc. (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 2, 2000, at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 101 Bullitt Lane, Lower Level Seminar Room, Louisville, Kentucky 40222. The Company's telephone number is (502) 585-5544.

      These proxy solicitation materials were mailed on or about March 17, 2000 to all stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A copy of the Annual Report for the Company for the fiscal year ended December 31, 1999, including financial statements, was sent to the stockholders concurrently with this Proxy Statement.

Record Date and Share Ownership

      Stockholders of record at the close of business on March 8, 2000 (the "Record Date") of the Company's common stock, par value $.01 per share (the "Common Stock"), are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. At the Record Date, 9,652,790 shares of Common Stock were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of 5% or more of the Company's Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

Voting and Solicitation

      Each stockholder of Common Stock is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. The holders of a majority of the outstanding shares entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Shares present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists.

      If the enclosed form of proxy is executed, returned and not revoked, it will be voted in accordance with the specifications, if any, made by the stockholders, and if specifications are not made, it will be voted FOR the election of the director nominees named herein. If any other matter, not known or determined at the time of solicitation of proxies, properly comes before the Annual Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Richard L. Davis, Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. If a stockholder is not attending the Annual Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Annual Meeting.

      Abstentions and executed proxies returned by a broker holding shares of the Company's Common Stock in street name which indicate that the broker does not have discretionary authority as to certain shares to vote on one or more matters ("broker non-votes") will be considered present at the Annual Meeting for purposes of establishing a quorum. Abstentions will not be voted. Broker non-votes will not be counted as votes cast on any matter to which they relate. Except as otherwise indicated, an affirmative vote of a majority of the number of shares of stock present or represented by proxy at the Annual Meeting and entitled to vote shall decide any question brought before the Annual Meeting. The election of the directors named in this Proxy Statement will be determined by the vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and abstentions and broker non-votes will have no effect on the outcome of the vote on such election.

      As of the Record Date, GFP, Ltd., Gill Family Capital Management, Inc., Robert E. Gill, Virginia G. Gill, Jeffrey T. Gill and R. Scott Gill (collectively, the "Gill Family") beneficially owned an aggregate of 8,381,711 shares of the Company's Common Stock or approximately 86.5% of the shares of the Company's Common Stock outstanding on such date. The members of the Gill Family have indicated their intention to vote their shares of the Company's Common Stock for the election of the director nominees named herein.

      The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information with respect to beneficial ownership of Common Stock as of March 8, 2000, including beneficial ownership (i) by each person who is known by the Company to own beneficially more than 5% of each class of stock, (ii) by each of the Company's directors who owns shares, (iii) by each of the Named Officers reflected in the Summary Compensation Table, and (iv) by all current directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by them.

                                                                    Shares
                                                                 Beneficially
                                                                     Owned
                                                               -----------------
                                                                 Common Stock
                                                               -----------------
                                                                Number   Percent
                                                               --------- -------
Robert E. Gill(1)............................................. 3,275,666  33.9%
253 Canton Avenue East
Winter Park, Florida 32789

Virginia G. Gill(2)........................................... 3,275,666  33.9%
253 Canton Avenue East
Winter Park, Florida 32789

Jeffrey T. Gill(3)............................................ 6,008,006  62.1%
101 Bullitt Lane, Suite 450
Louisville, Kentucky 40222

R. Scott Gill(4).............................................. 5,647,371  58.4%
1209 North Astor Street
Chicago, Illinois 60610

GFP, Ltd.(5).................................................. 3,274,666  33.9%
101 Bullitt Lane, Suite 450
Louisville, Kentucky 40222

Gill Family Capital Management, Inc.(6)....................... 3,274,666  33.9%
101 Bullitt Lane, Suite 450
Louisville, Kentucky 40222

Henry F. Frigon(7)............................................    67,320    *
William L. Healey(8)..........................................    20,500    *
Roger W. Johnson(9)...........................................    46,298    *
Sidney R. Petersen(10)........................................    67,633    *

                                                                   Shares
                                                                Beneficially
                                                                    Owned
                                                              -----------------
                                                                Common Stock
                                                              -----------------
                                                               Number   Percent
                                                              --------- -------
Robert Sroka(11).............................................    42,949    *
John M. Kramer(12)...........................................    59,718    *
Thomas W. Lovelock(13).......................................    25,231    *
Richard L. Davis(14).........................................    85,646    *
David D. Johnson(15).........................................    45,094    *
Current directors and executive officers as a group (15
 persons).................................................... 8,940,823  88.1%

------------
*less than 1%.

 (1) Includes 500 shares beneficially owned by Virginia G. Gill, his wife. Robert E. Gill shares voting and investment power with his spouse with respect to these shares. Also includes 3,274,666 shares of the Common Stock of the Company owned by GFP, Ltd., a Kentucky limited partnership, of which Robert E. Gill is a limited partner holding a 47.52916% ownership interest and of which Virginia G. Gill is a limited partner holding a 48.42763% ownership interest. On the basis of certain provisions of the limited partnership agreement of GFP, Ltd. (the "Partnership Agreement"), Robert E. Gill and Virginia G. Gill may be deemed to beneficially own shares of Common Stock that are attributable to such limited partnership interests. Mr. Gill is also a director and executive officer of the Company.

 (2) Includes 500 shares beneficially owned by Robert E. Gill, her husband. Virginia G. Gill shares voting and investment power with her spouse with respect to these shares. Also includes 3,274,666 shares held by GFP, Ltd. See footnote (1) above for certain information concerning GFP, Ltd.

 (3) Includes 6,717 shares owned by Patricia G. Gill, his wife, and 17,258 shares issuable under currently exercisable options owned by Patricia G. Gill. Jeffrey T. Gill shares voting and investment power with his spouse with respect to these shares. Also includes 3,274,666 shares held by GFP, Ltd., of which Jeffrey T. Gill is a limited partner holding a 0.36274% ownership interest, of which Patricia G. Gill is a limited partner holding a 0.36274% ownership interest, and of which trusts for the benefit of Jeffrey T. Gill's children, of which Jeffrey T. Gill is trustee, are limited partners holding an aggregate of 1.08822% ownership interest. Gill Family Capital Management, Inc., a Kentucky corporation (the "General Partner"), is the general partner of GFP, Ltd., with a 0.95974% ownership interest in GFP, Ltd. Jeffrey T. Gill is the Co-President and Treasurer of the General Partner, is one of two directors of the General Partner, and is a 50% shareholder of the General Partner. On the basis of Jeffrey T. Gill's positions with the General Partner, and pursuant to certain provisions of the Partnership Agreement, Jeffrey T. Gill may be deemed to beneficially own shares of Common Stock attributable to the General Partner. Mr. Gill is also a director and executive officer of the Company and was a Named Officer during the fiscal year ended December 31, 1999.

 (4) Includes 20,000 shares issuable under currently exercisable stock options. Includes 3,274,666 shares owned by GFP, Ltd., of which R. Scott Gill is a limited partner holding a 1.26977% ownership interest. R. Scott Gill is the Co-President and Secretary of the General Partner, is one of two directors of the General Partner, and is a 50% shareholder of the General Partner. On the basis of R. Scott Gill's positions with the General Partner, and pursuant to certain provisions of the Partnership Agreement, R. Scott Gill may be deemed to beneficially own shares of Common Stock attributable to the General Partner. Mr. Gill is also a director of the Company.

 (5) Voting power is exercised through the General Partner. See footnotes (3) and (4).

 (6) In its capacity as General Partner. See footnotes (3) and (4).

 (7) Includes 66,070 shares issuable under currently exercisable stock options.

 (8) Includes 20,000 shares issuable under currently exercisable stock options.

 (9) Includes 46,298 shares issuable under currently exercisable stock options.

(10) Includes 67,008 shares issuable under currently exercisable stock options, and 625 shares held by a family trust of which Mr. Petersen is a trustee. Mr. Petersen shares voting and investment power with respect to the shares held by the family trust.

(11) Includes 41,949 shares issuable under currently exercisable stock options.

(12) Includes 27,139 shares issuable under currently exercisable stock options. Mr. Kramer was a Named Officer during the fiscal year ended December 31, 1999.

(13) Includes 18,750 shares issuable under currently exercisable stock options. Mr. Lovelock was a Named Officer during the fiscal year ended December 31, 1999.

(14) Includes 71,032 shares issuable under currently exercisable stock options. Mr. Davis was a Named Officer during the fiscal year ended December 31, 1999.

(15) Includes 33,000 shares issuable under currently exercisable stock options. Mr. Johnson was a Named Officer during the fiscal year ended December 31, 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and persons who beneficially owned more than ten percent (10%) of the Company's Common Stock file certain reports with the Securities and Exchange Commission ("SEC") with regard to their beneficial ownership of the Common Stock. The Company is required to disclose in this Proxy Statement any failure to file or late filings of such reports. Based solely upon its review of reports furnished to the Company of ownership on Form 3 and changes in ownership on Forms 4 and 5 filed with the SEC by the Company's officers, directors and certain beneficial owners, or written representations furnished to the Company by such persons, the Company believes that all filing requirements applicable to its directors, executive officers and ten percent (10%) beneficial owners were satisfied.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

      A board of eight directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's eight nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

      The following table contains certain information, which has been furnished to the Company by the individuals named, concerning the nominees, all of whom are currently serving as directors.

     Name                   Age Position and Principal Occupation
     ----                   --- ---------------------------------
     Robert E. Gill.......   74 Director; Chairman of the Board of the Company

     Jeffrey T. Gill......   44 Director; President and Chief Executive Officer
                                of the Company

     R. Scott Gill........   41 Director; Associate, Koenig & Strey, Inc.

     Henry F. Frigon......   65 Director; Chairman and Chief Executive Officer
                                of CARSTAR, Inc.; Former President and Chief
                                Executive Officer of BATUS, Inc.; Former
                                Executive Vice President and Chief Financial
                                Officer of Hallmark Cards, Inc.

     William L. Healey....   55 Director; Private Investor and Consultant;
                                Former Chairman, President and Chief Executive
                                Officer of Smartflex Systems, Inc.

     Roger W. Johnson.....   65 Director; Private Investor, Consultant and
                                Educator; Former Chief Executive Officer of YPO
                                International; Former Administrator of U.S.
                                General Services Administration; Former
                                Chairman and Chief Executive Officer of Western
                                Digital Corporation

     Name                   Age Position and Principal Occupation
     ----                   --- ---------------------------------
     Sidney R. Petersen...   69 Director; Retired; Former Chairman and Chief
                                Executive Officer of Getty Oil, Inc.
     Robert Sroka.........   50 Director; Managing Partner, Lighthouse
                                Holdings, LLC; Former Managing Director of J.P.
                                Morgan

      The following is a brief summary of the business experience of each of the nominees.

      Robert E. Gill has served as a director and Chairman of the Board of the Company since September 1997. Mr. Gill served as a director of Group Technologies Corporation ("GroupTech"), a Florida corporation and wholly-owned subsidiary of the Company, from 1989 until its merger with the Company in March 1998. After the merger, a new Florida corporation succeeded to the name and business of GroupTech and is also referred to herein as GroupTech. He also served as Chairman of the Board of GroupTech from 1989 to 1992 and as its President and Chief Executive Officer from October 1996 until February 1997. Mr. Gill served as President and Chief Executive Officer of Bell Technologies, Inc. ("Bell"), a Florida corporation, from February 1997 until its reorganization as a wholly-owned subsidiary of the Company in March 1998. Mr. Gill co-founded Group Financial Partners, Inc. ("GFP"), the former parent corporation of the Company, and served as Chairman of the Board of GFP from its inception in 1983 until its merger with GroupTech in March 1998 and as its President and Chief Executive Officer from 1983 through 1992. Robert E. Gill is the father of Jeffrey T. Gill and R. Scott Gill.

      Jeffrey T. Gill has served as a director, President and Chief Executive Officer of the Company since September 1997. Mr. Gill also served as a director of GroupTech from 1989 and as Chairman of the Board of GroupTech from 1992 until its merger with the Company in March 1998. Mr. Gill co-founded GFP and served as a director of GFP from its inception in 1983 and as its President and Chief Executive Officer from 1992 until its merger with GroupTech in March 1998. Jeffrey T. Gill is the son of Robert E. Gill and the brother of R. Scott Gill.

      R. Scott Gill has served as a director of the Company since September 1997. Mr. Gill served as Senior Vice President and Secretary of the Company from September 1997 until June 1998. Mr. Gill co-founded GFP and served as a director of GFP from its inception in 1983 and as its Vice President and Secretary from 1983 until its merger with GroupTech in March 1998. From 1998 to 1999, Mr. Gill served as a Project Manager with IA Chicago, P.C., an architectural design firm. He is currently an Associate at Koenig & Strey, Inc., a residential real estate firm. R. Scott Gill is the son of Robert E. Gill and the brother of Jeffrey T. Gill.

      Henry F. Frigon has served as a director of the Company since September 1997. Mr. Frigon served as a director of GroupTech from 1994 until its merger with the Company in March 1998. From 1994 to the present, he has been a private investor and business consultant. Mr. Frigon also currently serves as Chairman and Chief Executive Officer of CARSTAR, Inc., a national provider of collision repair services. He served as Executive Vice President-Corporate Development and Strategy and Chief Financial Officer of Hallmark Cards, Inc. from 1990 through 1994. He retired as President and Chief Executive Officer of BATUS, Inc. in March 1990, after serving with that company for over 10 years. Mr. Frigon currently serves as a director of H & R Block, Inc., Buckeye Technologies Inc., Dimon, Inc., Tuesday Morning, Inc. and Packaging Corporation of America.

      William L. Healey has served as a director of the Company since September 1997 and from 1996 to 1998 was a director of Bell. He is currently a private investor and consultant. From 1993 to 1999, Mr. Healey served as a director of Smartflex Systems, Inc. and served as its Chairman of the Board from 1996 to 1999. He also served as the President and Chief Executive Officer of Smartflex from 1989 to 1999. Prior to joining Smartflex, Mr. Healey served in several executive positions with Silicon Systems, Inc., including Senior Vice President of Operations.

      Roger W. Johnson has served as a director of the Company since September 1997. Mr. Johnson served as a director of GroupTech from 1996 until its merger with the Company in March 1998. He is currently a private investor, business consultant and educator. From September 1998 to January 2000, Mr. Johnson served as Chief Executive Officer of YPO International (the Young Presidents Organization). He served as Administrator of the United States General Services Administration from 1993 through 1996. Mr. Johnson served as Chairman and Chief Executive Officer of Western Digital Corporation, a manufacturer of computer hard drives, from 1982 through 1993. He currently serves as a director of Array Microsystems, Needham, Inc. Growth Fund, Insulectro, Collectors Universe Inc. and Maxtor Corporation.

      Sidney R. Petersen has served as a director of the Company since September 1997. Mr. Petersen served as a director of GroupTech from 1994 until its merger with the Company in March 1998. In 1984, Mr. Petersen retired as Chairman of the Board and Chief Executive Officer of Getty Oil, Inc. where he served in a variety of increasingly responsible management positions since 1955. Mr. Petersen currently serves as a director of Avery Dennison Corporation, UnionBanCal Corporation and its subsidiary, Union Bank of California, and NICOR, Inc. and its subsidiary, NICOR Gas Company.

      Robert Sroka has served as a director of the Company since September 1997 and from 1995 to 1998 he served as a director of Bell. Since April 1998, Mr. Sroka has served as the Managing Partner of Lighthouse Holdings, LLC, a private investment and business consulting company. From 1994 to 1998, Mr. Sroka served as Managing Director of Investment Banking-Mergers and Acquisitions for J.P. Morgan. From 1985 to 1998, he held several senior executive positions at J.P. Morgan, including Vice President-Investment Banking and Vice President-Corporate Finance.

          MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE

Board of Directors and Committees of the Board

      The Board of Directors held a total of seven regularly scheduled and special meetings during the fiscal year ended December 31, 1999. All incumbent directors attended at least 75% of the meetings of the Board of Directors and the respective committees of which they are members. The Board of Directors currently has four standing committees as described below.

      The Audit and Finance Committee of the Board currently consists of Roger
W. Johnson, William L. Healey and Robert Sroka. The Audit and Finance Committee has responsibility for: (i) consultation with Company officers regarding the retention or replacement of independent auditors and making recommendations to the Board of Directors for any such retention or replacement; (ii) establishing, reviewing and evaluating activities of the independent auditors and the Company's internal audit function; (iii) reviewing annual financial statements and quarterly financial results with management; (iv) consulting with independent auditors regarding the conduct of audits and reviews; (v) reviewing recommendations of the independent auditors;
(vi) reviewing the Company's financial reporting, loss exposure and asset control; (vii) discussing the auditor's independence from management; (viii) overseeing special investigations; (ix) reviewing debt-equity ratios, coverage of fixed charges and other financial ratios; (x) reviewing Company debt and credit arrangements; (xi) assisting with the development of financing strategies; (xii) reviewing investment banking relationships; (xiii) preparing required Securities and Exchange Commission reports; and (xiv) annually reviewing and assessing its charter. The Audit and Finance Committee held four meetings during the fiscal year ended December 31, 1999.

      The Compensation Committee of the Board of Directors currently consists of Henry F. Frigon, William L. Healey and Sidney R. Petersen. The functions performed by the Compensation Committee include: (i) overseeing executive compensation (including compensation for the chief executive officer); (ii) reviewing the Company's overall compensation programs and administering certain of the Company's incentive compensation programs; (iii) overseeing director compensation, Company benefit plans and any loans to executive officers of the Company; and (iv) overseeing Company programs for attraction and retention of senior management. The Compensation Committee held three meetings during the fiscal year ended December 31, 1999.

      The Executive Committee of the Board of Directors currently consists of Robert E. Gill, Jeffrey T. Gill, R. Scott Gill and Henry F. Frigon. Except for certain powers which under Delaware law may only be exercised by the full Board of Directors, the Executive Committee has and exercises the powers of the Board in monitoring the management of the business of the Company between meetings of the Board of Directors. The Executive Committee held no meetings during the fiscal year ended December 31, 1999.

      The Nominating and Governance Committee of the Board of Directors currently consists of Sidney R. Petersen, Roger W. Johnson and Robert Sroka. The Nominating and Governance Committee has responsibility for: (i) establishing the criteria for and reviewing the effectiveness of the Board of Directors and the executive officers of the Company; and (ii) providing oversight with regard to the Company's various programs regarding management succession, business ethics and other governance issues. The Nominating and Governance Committee held two meetings during the fiscal year ended December 31, 1999. The Nominating and Governance Committee will not consider nominations recommended by security holders.

Compensation of Directors

     Independent directors (currently Henry F. Frigon, R. Scott Gill, William
L. Healey, Roger W. Johnson, Sidney R. Petersen and Robert Sroka) are paid an annual retainer of $15,000, a fee of $1,000 for attending each Board meeting ($300 if attendance is by phone), a fee of $1,250 for acting in the capacity of chairman for each Committee meeting ($300 if attendance is by phone) and a fee of $1,000 for attending each Committee meeting ($300 if attendance is by phone). Committee fees are only earned if the Committee meetings are held on a date other than a Board meeting date. Independent directors may elect to receive their annual retainer and meeting fees in the form of stock options granted pursuant to the Sypris Solutions, Inc. Independent Directors' Stock Option Plan in lieu of cash. During 1999, Mr. Frigon, Mr. Johnson, Mr. Petersen and Mr. Sroka elected to receive their annual retainer and meeting fees in the form of stock options, and a total of 30,852 options were granted to those independent directors in payment of director fees. Independent directors also receive initial and annual grants of stock options for each elected term as a director under the Company's Independent Directors' Stock Option Plan. Each independent director was granted an option to purchase 10,000 shares upon his election to the Board on April 29, 1999. No director exercised stock options in 1999. All directors are reimbursed for travel and related expenses incurred by them in attending Board and Committee meetings. Directors who are employees of the Company or any of its affiliates are not eligible to receive compensation for services rendered as a director.

Executive Officers

     The executive officers of the Company, their ages and their positions with the Company are as follows:

     Name                   Age Position with the Company
     ----                   --- -------------------------
     Robert E. Gill.......   74 Chairman of the Board
     Jeffrey T. Gill......   44 President and Chief Executive Officer
     John M. Kramer.......   57 President and Chief Executive Officer of Tube
                                Turns Technologies, Inc.
     Thomas W. Lovelock...   57 President and Chief Executive Officer of Group
                                Technologies Corporation
     G. Darrell Robertson.   57 President and Chief Executive Officer of
                                Metrum-Datatape, Inc.
     Henry L. Singer II...   54 President and Chief Executive Officer of Bell
                                Technologies, Inc.
     Richard L. Davis.....   46 Senior Vice President and Secretary
     David D. Johnson.....   44 Vice President, Chief Financial Officer and
                                Treasurer
     Anthony C. Allen.....   41 Vice President, Controller and Assistant
                                Secretary


     Robert E. Gill has served as a director and Chairman of the Board of the Company since September 1997. Mr. Gill served as a director of GroupTech from 1989 until its merger with the Company in March 1998. He also served as Chairman of the Board of GroupTech from 1989 to 1992 and as its President and Chief Executive Officer from October 1996 until February 1997. Mr. Gill served as President and Chief Executive Officer of Bell from February 1997 until its reorganization as a wholly-owned subsidiary of the Company in March 1998. Mr. Gill co-founded GFP, the former parent corporation of the Company, and served as Chairman of the Board of GFP from its inception in 1983 until its merger with GroupTech in March 1998, and as its President and Chief Executive Officer from 1983 through 1992. Robert E. Gill is the father of Jeffrey T. Gill and R. Scott Gill.

     Jeffrey T. Gill has served as a director, President and Chief Executive Officer of the Company since September 1997. Mr. Gill served as a director of GroupTech from 1989 and as Chairman of the Board of GroupTech from 1992 until its merger with the Company in March 1998. Mr. Gill co-founded GFP and served as a director of GFP from its inception in 1983 and as its President and Chief Executive Officer from 1992 until its merger with GroupTech in March 1998. Jeffrey T. Gill is the son of Robert E. Gill and the brother of R. Scott Gill.

      John M. Kramer has served as President and Chief Executive Officer of Tube Turns Technologies, Inc. ("Tube Turns"), a Kentucky corporation and wholly-owned subsidiary of the Company, since 1985 and as a director from 1985 to March 1998. From 1977 to 1985, he served in various executive positions at Tube Turns.

      Thomas W. Lovelock has served as President and Chief Executive Officer of GroupTech since February 1997 and as a director of GroupTech from March 1997 until its merger with the Company in March 1998. He also served as Vice President of Operations of GroupTech from 1989 to 1993. From 1995 to 1997, Mr. Lovelock served as President and Chief Executive Officer of Bell and from 1993 to 1995, Mr. Lovelock served as its Executive Vice President and Chief Operating Officer.

      G. Darrell Robertson has served as President and Chief Executive Officer of Metrum-Datatape, Inc. ("Metrum-Datatape"), a Delaware corporation and a wholly-owned subsidiary of the Company, since February 2000. From 1998 to February 2000, he served as an Executive Consultant for Atlantic Management Associates, Inc., a small business consulting company, and as a private executive consultant. Mr. Robertson served as President of Aydin Telemetry, a division of Aydin Corporation, an electronics instrumentation and products company, from 1997 to 1998. From 1994 to 1996, he served as Vice President of Controlotron Corporation, an electronics instrumentation company. Prior thereto, Mr. Robertson served as President of Republic Electronics Company and President of Aeroflex Laboratories, Inc., an electronics components company.

      Henry L. Singer II has served as President and Chief Executive Officer of Bell since March 1998. From 1991 to 1998, he served as President of the Powers Process Controls Unit of Crane Co., a manufacturer of specialty commercial and institutional plumbing products. From 1975 to 1991, Mr. Singer served in various other management positions at the Powers Process Controls Unit of Crane Co.

      Richard L. Davis has served as Senior Vice President of the Company since September 1997 and as Secretary of the Company since June 1998. From September 1997 to March 1998, Mr. Davis served as Senior Vice President of GFP. From 1985 to September 1997, he served as Vice President and Chief Financial Officer of GFP. From 1986 to 1994, he served as a director of Bell, from 1988 to 1998, he served as a director of Tube Turns, and from 1989 to 1994, he served as a director of GroupTech. Prior to 1985, Mr. Davis served as Corporate Controller for Armor Elevator Company and as an Audit Supervisor for Coopers and Lybrand.

      David D. Johnson has served as Vice President, Chief Financial Officer and Treasurer of the Company since September 1997. Mr. Johnson served as Vice President and Chief Financial Officer of GroupTech from March 1996 until its merger with the Company in March 1998. From 1993 to 1996, Mr. Johnson served as Financial Director, Far East South for Molex Incorporated, which manufactures electronic components and application tooling. He served in various other management positions for Molex since 1984. Prior to 1984, Mr. Johnson served as a senior manager for KPMG Peat Marwick in San Francisco, California.

      Anthony C. Allen has served as Vice President, Controller and Assistant Secretary of the Company since September 1997. From 1987 to 1994, he served as Vice President and Controller of GFP and from 1994 to 1998, he served as Vice President of Finance of GFP. Mr. Allen served as a director and Treasurer of Bell from 1994 to March 1998. From 1991 to 1997, he served as a director of Unison Commercial Group, Inc., a subsidiary of GFP.

      Officers are appointed by the Board of Directors and serve at the discretion of the Board.

                            Executive Compensation

      The following table sets forth the remuneration paid during the last three (3) fiscal years by the Company to (i) Jeffrey T. Gill, the President and Chief Executive Officer of the Company, and (ii) each of the Company's four (4) most highly compensated executive officers in fiscal year 1999 (collectively, the "Named Officers").

                          SUMMARY COMPENSATION TABLE

                                                                              Long Term
                                    Annual Compensation                  Compensation Awards
                               -------------------------------------   --------------------------
                                                           Other       Restricted     Securities           All
                                                           Annual        Stock        Underlying          Other
   Name and Principal           Salary      Bonus       Compensation    Award(s)     Options/SARs      Compensation
        Position          Year   ($)         ($)            ($)           ($)            (#)               ($)
------------------------- ---- --------    --------     ------------   ----------    ------------      ------------
Jeffrey T. Gill           1999 $274,327           0             0             0        100,000(1)        $ 7,492(2)
 President and Chief      1998  223,269    $135,960             0             0              0             8,000(3)
 Executive
 Officer                  1997  218,750     300,000(4)          0             0              0             6,719(5)

Thomas W. Lovelock        1999 $210,962    $ 60,000             0             0              0           $10,804(2)(6)
 President and Chief      1998  200,000     115,000             0             0         40,000(7)         10,543(3)(8)
 Executive
 Officer of Group         1997  166,893(9)   70,181(10)         0       $14,208(11)    100,000(12)        25,479(5)(13)(14)
 Technologies Corporation

John M. Kramer            1999 $168,269    $ 52,834             0             0              0           $   711(6)
 President and Chief      1998  148,096     122,533(15)   $60,000(16)   $73,125(17)     45,000(7)(18)        896(8)
 Executive
 Officer of Tube Turns    1997  145,750      65,153(19)         0             0              0               862(13)
 Technologies, Inc.

David D. Johnson          1999 $177,308    $ 29,248             0             0              0           $ 7,314(2)
 Vice President, Chief    1998  167,526      74,160             0             0         55,000(7)(20)     36,617(3)(8)(21)
 Financial
 Officer and Treasurer    1997  157,308      10,000             0             0         15,000(22)        46,289(5)(13)(14)(23)

Richard L. Davis          1999 $174,077    $ 29,248             0             0              0           $ 8,000(2)
 Senior Vice President    1998  164,336     124,160(24)         0             0         50,000(7)(25)      8,571(3)(8)
 and
 Secretary                1997  150,000      75,650(26)         0             0              0             7,969(5)(13)

------------

 (1)  Options pursuant to 1994 Stock Option Plan for Key Employees.

 (2) Includes contributions to 401(k) Retirement Plan ($7,492 for Mr. Gill, $7,123 for Mr. Lovelock, $7,314 for Mr. Johnson, and $8,000 for Mr. Davis).

 (3) Includes contributions to 401(k) Retirement Plan ($8,000 for Mr. Gill, $8,000 for Mr. Lovelock, $6,893 for Mr. Johnson, and $8,000 for Mr. Davis).

 (4) Represents a one-time bonus of $300,000 related to the liquidation of certain real estate operations in connection with the March 1998 reorganization of the Company.

 (5) Includes contributions to 401(k) Retirement Plan ($6,719 for Mr. Gill, $7,567 for Mr. Lovelock, $6,909 for Mr. Johnson, and $7,500 for Mr. Davis).

 (6) Includes amounts paid on Group Term Life Insurance policies ($1,123 for Mr. Lovelock and $711 for Mr. Kramer) and amounts paid on Executive Life Insurance policies ($2,558 for Mr. Lovelock).

 (7) Represents eight (8) performance-based options to purchase 5,000 shares of Common Stock each at the higher of the target share price ("Target Share Price") of $15, $20, $25, $30, $35, $40, $45 and $50, the fair market value of the Common Stock on the date the performance-based options are granted, or the fair market value of the Common Stock on the first business day following the calendar quarter in which the average daily fair market value of the Common Stock equals or exceeds the Target Share Price for the preceding calendar quarter. The options vest in equal annual amounts of 20%, commencing with the second anniversary of the date the Target Share Price is achieved.

 (8) Includes amounts paid on Group Term Life Insurance policies ($1,355 for Mr. Lovelock, $896 for Mr. Kramer, $714 for Mr. Johnson, and $571 for Mr. Davis) and amounts paid on Executive Life Insurance policies ($1,188 for Mr. Lovelock).

 (9)  Includes salary reimbursed to GroupTech from Bell of $15,578.

(10)  Earned at Bell prior to Mr. Lovelock's joining GroupTech.

(11) Pursuant to a Stock Purchase Agreement dated April 7, 1997, on September 30, 1997, Mr. Lovelock, in connection with his exercise of a one-time right and option to purchase shares of Common Stock, was awarded the right to receive 947 shares of bonus stock at no cost to him, subject to a three-year vesting period which expires September 30, 2000. The dollar value for the restricted shares awarded to Mr. Lovelock in fiscal year 1997 of $14,208 was determined based upon the closing market price for the Common Stock on September 30, 1997. The number and value of aggregate restricted stock holdings at the end of the last completed fiscal year are 947 and $8,523, respectively, based upon the closing market price of the Common Stock on December 31, 1999. Any dividends paid on the Company's Common Stock will be paid on these restricted shares once the vesting requirement is fulfilled and the shares are issued.

(12) Includes options for 75,000 shares granted pursuant to the 1994 Stock Option Plan for Key Employees and an option for 25,000 shares pursuant to a one-time right and option to purchase shares of Common Stock granted on April 7, 1997 and which was exercisable by Mr. Lovelock between July 1, 1997 and September 30, 1997. On September 30, 1997, Mr. Lovelock exercised his right to purchase 3,158 shares of Common Stock at fair market value.

(13) Includes amounts paid on Group Term Life Insurance policies ($1,200 for Mr. Lovelock, $862 for Mr. Kramer, $218 for Mr. Johnson, and $469 for Mr. Davis) and Executive Life Insurance policies ($1,888 for Mr. Lovelock (earned at Bell prior to Mr. Lovelock's joining GroupTech)).

(14) Includes reimbursed relocation costs of $14,824 for Mr. Lovelock and $37,812 for Mr. Johnson, of which $34,888 was paid by GFP.

(15)  Includes $29,014 in bonus paid in Common Stock.

(16)  Amount reimbursed for payment of taxes on restricted share grant.

(17) Grant of 9,000 shares, vesting in increments of 3,000 shares on June 23, 1999, June 23, 2000 and June 23, 2001. The dollar value for the restricted shares awarded to Mr. Kramer in fiscal year 1998 of $73,125 was determined based on the closing market price for the Common Stock on June 23, 1998. The number and value of aggregate restricted stock holdings for Mr. Kramer at the end of the last completed fiscal year are 9,000 and $81,000, respectively, based upon the closing market price of the Common Stock on December 31, 1999. Any dividends paid on the Company's Common Stock will be paid on these restricted shares. If dividends are paid on such restricted shares in Common Stock, such Common Stock dividends will likewise be subject to the vesting requirements set forth above.

(18) Includes options for 5,000 shares of Common Stock pursuant to 1994 Stock Option Plan for Key Employees.

(19)  Includes $22,337 in bonus paid in Common Stock.

(20) Includes options for 15,000 shares of Common Stock pursuant to 1994 Stock Option Plan for Key Employees.

(21)  Includes reimbursed relocation costs of $29,010.

(22)  Options pursuant to 1994 Stock Option Plan for Key Employees.

(23) Includes $1,350 imputed interest on Company loan of $90,000 to Mr. Johnson which was made on September 15, 1997 and repaid in full on December 22, 1997.

(24) Includes a one-time bonus of $50,000 related to the March 1998 reorganization of the Company.

(25) Includes options for 10,000 shares of Common Stock pursuant to 1994 Stock Option Plan for Key Employees.

(26) Includes $50,000 related to the liquidation of certain real estate operations in connection with the March 1998 reorganization of the Company and $650 in bonus paid in Common Stock.

      The following table provides information with respect to the Named Officers concerning options granted during 1999:

                             Option/SAR Grants in Last Fiscal Year
                                                                            Potential Realizable
                                                                              Value at Assumed
                                                                            Annual Rates of Stock
                                                                             Price Appreciation
                                       Individual Grants                       for Option Term
                      ---------------------------------------------------- -----------------------
                       Number of   Percent of Total
                       Securities    Options/SARs
                       Underlying     Granted to    Exercise or
                      Options/SARs   Employees in   Base Price  Expiration
  Name                Granted (#)    Fiscal Year       ($/sh)      Date       5%($)      10%($)
  ----                ------------ ---------------- ----------- ---------- ----------- -----------
  Jeffrey T. Gill       100,000         44.18%        $7.375       (1)     $352,123(2) $843,397(2)
  Thomas W. Lovelock       0              --            --          --         --          --
  John M. Kramer           0              --            --          --         --          --
  David D. Johnson         0              --            --          --         --          --
  Richard L. Davis         0              --            --          --         --          --

------------
(1) This option, pursuant to the Sypris Solutions, Inc. 1994 Stock Option Plan for Key Employees, is exercisable in five equal annual installments, commencing February 23, 2001, and expires on February 23, 2007.

(2) Potential realizable value calculated based upon the market price of the underlying securities on the date of grant of $7.375.

      The following table provides information with respect to the Named Officers concerning option exercises and unexercised options in 1999.

   Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
                                    Values

                                                    Number of Securities
                                                   Underlying Unexercised   Value of Unexercised in-
                      Shares Acquired    Value     Options/SARs at Fiscal    the-money Options/SARs
         Name         on Exercise (#) Realized($)        Year-End(#)        at Fiscal Year-End ($)(1)
  ------------------  --------------- ----------- ------------------------- -------------------------
                                                  Exercisable/Unexercisable Exercisable/Unexercisable
                                                  ------------------------- -------------------------
  Jeffrey T. Gill            0             0              0/100,000                0/$162,500
  Thomas W. Lovelock       3,125        $10,188         15,625/96,250           $64,875/$239,250
  John M. Kramer          20,354        $49,766         27,139/51,785            $54,549/$11,703
  David D. Johnson           0             0            21,250/78,750            $47,600/$27,550
  Richard L. Davis           0             0            69,032/50,000            $502,553/$2,500

------------
(1) Based on a market value of the underlying securities of $9.00 at December 31, 1999 minus the exercise price of the options.

Employment Contracts and Termination, Severance and Change of Control
Arrangements

      Metrum-Datatape entered into an employment agreement in February 2000 with G. Darrell Robertson, its President and Chief Executive Officer. Subject to certain conditions, the term of the employment agreement extends from February 28, 2000 through February 27, 2001. During the term of the agreement, Mr. Robertson is to receive a base salary of $185,000, which amount may be adjusted by Metrum-Datatape at its sole discretion. The agreement also provides that if Metrum-Datatape terminates Mr. Robertson without cause or for other than certain specified reasons, Mr. Robertson shall receive pay continuance for a period of one year from the date of termination, along with customary medical and dental benefits and life insurance coverage for a period of one year from the date of termination. Mr. Robertson agreed to certain nonsolicitation and noncompetition provisions which are subject to the term of the agreement, and he also agreed to certain confidentiality provisions which shall remain in force beyond the term of the agreement and shall survive any termination thereof.

                         COMPENSATION COMMITTEE REPORT

Executive Compensation

      Executive Compensation Philosophy. The Company's executive compensation policy is based on principles designed to insure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers. The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed entirely of outside directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock option programs for the executive officers of the Company.

      Executive Compensation Components. The key components of the Company's compensation program are (i) base salary, (ii) an annual cash incentive award, and (iii) long-term incentives by means of equity participation through stock options. These components are administered with the goals of providing total compensation that is competitive in the marketplace, rewarding successful financial performance and aligning the interests of executive officers with those of stockholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

      Base Salary. Base salaries for executive officers are set near the average levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. Base salary adjustments are provided to executive officers based upon an evaluation of each executive's performance, as well as the performance of the Company as a whole. While the Compensation Committee does not establish a specific formula or target to determine base salaries, the Compensation Committee does review detailed survey data from a number of independent sources and services regarding the base salaries of executive officers in companies of similar size and in similar industries. In this regard, the Compensation Committee also considers the relative financial performance of these companies, especially with regard to growth in earnings and return on equity. The Compensation Committee also considers the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and demonstrating leadership.

      Annual Incentive Award. The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to the attainment of specific Company objectives, as well as the attainment of specific individual objectives that are established annually with each of the executive officers. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each officer's compensation at risk. Consequently, at the beginning of each year, the Compensation Committee establishes potential bonuses for executive officers based upon their ability to increase earnings and the achievement of specific operational objectives.

      For 1999, the Compensation Committee established a bonus target of approximately 15% to 60% of base salaries for the Company's executive officers. The Compensation Committee established the potential bonuses based upon its judgment regarding the appropriate percentage of compensation which should be based on the attainment of such results. For 1999, the bonuses awarded to executive officers by the Compensation Committee ranged from 13% to 25% of base salary based upon the growth in the Company's earnings as compared to the prior year.

      Equity Participation Through Stock Options. The Compensation Committee believes that equity participation through stock options (including performance-based options) is a key component of its executive compensation program. The use of such awards provides a long-term link between the results achieved for the Company's stockholders and the reward provided to executive officers. Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company and the practices of other companies of similar size and in similar industries. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of the executive officers with those of the Company's stockholders. Stock options also provide an effective incentive for management to create stockholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's stock occurs over a number of years.

      Options to purchase a total of 100,000 shares of Company Common Stock were granted to the Company's President and Chief Executive Officer in 1999, with an exercise price equal to the fair market value of the underlying Company Common Stock on the date of grant. No other stock options were granted to executive officers in 1999. No performance-based options were granted either to the President and Chief Executive Officer or other executive officers in 1999.

      Compensation of Chief Executive Officer. Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by Jeffrey T. Gill, the President and Chief Executive Officer of the Company, for services rendered in 1999. Mr. Gill received a base salary of $274,327 for 1999. Mr. Gill's salary, as increased in 1999, was not tied to specific performance criteria, but the Compensation Committee determined such salary to be appropriate based upon its survey of salaries paid to peers, attainment of non-financial corporate objectives and other factors. Mr. Gill qualified for, but elected not to receive, a bonus in 1999. The Compensation Committee granted 100,000 stock options to Mr. Gill in 1999 based on its belief that equity participation is a key component of executive compensation and its comparison of Mr. Gill's compensation package with that of other chief executive officers of companies of similar size and in similar industries.

Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Code generally limits the corporate deduction for compensation paid to certain executive officers to one million dollars ($1,000,000), unless the compensation is performance-based. It is the Compensation Committee's intention that, so long as it is consistent with its overall compensation objectives, virtually all executive compensation shall be deductible for federal income tax purposes. It is the Compensation Committee's opinion that the stockholders' interest will be better served over the longer term by preserving the deductibility of its executive officers' compensation.

                                          Members of the Compensation Committee

                                          Henry F. Frigon

                                          William L. Healey

                                          Sidney R. Petersen

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee is composed of Henry F. Frigon, William L. Healey and Sidney R. Petersen. None of the current members of the Compensation Committee are employees of the Company. The Company is unaware of any relationships among its officers and directors which would require disclosure under this caption.

                      AUDIT AND FINANCE COMMITTEE REPORT

      The responsibilities of the Audit and Finance Committee, which are set forth in the Audit and Finance Committee Charter adopted by the Board of Directors (a copy of which is attached to this Proxy Statement as Appendix A), include providing oversight of the Company's financial reporting process through periodic meetings with the Company's independent auditors, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit and Finance Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

      The Audit and Finance Committee reviewed and discussed with management the Company's audited financial statements included in the 1999 Annual Report to Stockholders. Management has confirmed to the Audit and Finance Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management, and (ii) have been prepared in conformity with generally accepted accounting principles.

      The Audit and Finance Committee discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 ("SAS 61") (Communications with Audit Committees). SAS 61 requires the Company's independent auditors to provide the Audit and Finance Committee with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

      The Audit and Finance Committee received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young LLP and the Company that, in their professional judgment, may reasonably be thought to bear on independence. Ernst & Young LLP has discussed its independence with the Audit and Finance Committee, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

      Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 1999 Annual Report to Stockholders, the Audit and Finance Committee recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K.

      As specified in the Audit and Finance Committee Charter, it is not the duty of the Audit and Finance Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company's independent auditors. In giving its recommendation to the Board of Directors, the Audit and Finance Committee relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent auditors with respect to such financial statements.

                                     Members of the Audit and Finance Committee

                                     Roger W. Johnson

                                     William L. Healey

                                     Robert Sroka

                               PERFORMANCE GRAPH

      The following graph shows a comparison of the cumulative total shareholder return, calculated on a dividend reinvestment basis, from December 31, 1994 through December 31, 1999. Since March 30, 1998, the Company's Common Stock has been traded on The Nasdaq Stock Market under the symbol "SYPR." Prior to that date, the common stock of GroupTech was traded on The Nasdaq Stock Market under the symbol "GRTK." In the performance graph, the cumulative total shareholder return of the Company is compared to the Russell 2000 Index and the S&P SmallCap 600 Index. The S&P SmallCap 600 Index has been selected as a basis of comparison since the Company believes the S&P SmallCap 600 Index appropriately tracks the performance of multi-industry businesses at the Company's level of market capitalization.

                       [PERFORMANCE GRAPH APPEARS HERE]

                            Sypris Solutions, Inc.
                            Proxy Performance Graph
                              Year Ended 12/31/99

                                12/94  12/95  12/96  12/97   3/98  12/98  12/99
                                ------ ------ ------ ------ ------ ------ ------
SYPRIS SOLUTIONS, INC.......... 100.00  41.67  16.67  46.88  43.75  24.74  37.50
S&P SMALLCAP 600............... 100.00 129.96 157.67 198.01 219.92 203.41 228.64
RUSSELL 2000................... 100.00 127.49 154.73 203.91 220.94 190.75 187.92

Certain Relationships and Related Transactions

      During 1999, the Company did not engage in any transactions in which any director, officer or 5% stockholder of the Company had any material interest, except as described below.

      G. Darrell Robertson, President and Chief Executive Officer of Metrum-Datatape, is currently indebted to the Company in the principal amount of $100,000, represented by his promissory note bearing interest at 8% per annum, the principal and accrued interest on which will be forgiven in five equal annual installments of $20,000 each, beginning February 28, 2001, so long as Mr. Robertson remains employed by the Company. This indebtedness arose in connection with Mr. Robertson's initial employment, pursuant to the terms of which he was granted a loan by the Company for relocation purposes.

                             INDEPENDENT AUDITORS

      At its meeting held on February 22, 2000, the Board of Directors adopted the recommendation of the Audit and Finance Committee and selected Ernst & Young LLP to serve as the Company's independent public accountants and auditors for the fiscal year ending December 31, 2000. Ernst & Young LLP has served as the Company's independent public accountants and auditors since and including the Company's fiscal year ended December 31, 1989. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

                                 OTHER MATTERS

      The Board of Directors does not intend to bring any other matter before the Annual Meeting and has not been informed that any other matter is to be presented by others. If any other matter properly comes before the Annual Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

      You are cordially invited to attend the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

          DEADLINE FOR RECEIPT OF AND NOTICE OF STOCKHOLDER PROPOSALS

      Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's Annual Meeting for the fiscal year ending December 31, 2000 must be received by the Company no later than November 17, 2000, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

      Stockholder proposals received after January 31, 2001 will be considered untimely, and the proxies solicited by the Company for next year's Annual Meeting may confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that Meeting.

                                         By Order of the Board of Directors

                                         [SIGNATURE OF RICHARD L. DAVIS]
                                         Richard L. Davis
                                         Secretary

Louisville, Kentucky
March 17, 2000

                                  Appendix A

                            SYPRIS SOLUTIONS, INC.
                          AUDIT AND FINANCE COMMITTEE

                                    CHARTER

      The Audit and Finance Committee of the Board of Directors (the "Audit and Finance Committee") shall be composed of three or more Directors and shall meet the independence and financial expertise requirements of The Nasdaq Stock Market. The Audit and Finance Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to shareholders, potential shareholders and the investment community with regard to accounting, reporting practices, and the quality and integrity of the Company's financial statements. The Audit and Finance Committee shall maintain free and open communications between the Board of Directors, the independent auditors, any internal auditors and the executive officers of the Company.

      The Audit and Finance Committee shall be responsible for consulting with the Company's executive officers regarding the appointment of independent auditors and recommending such appointment to the Board of Directors as set forth below, discussing the scope of the auditor's examination, reviewing annual financial statements and consulting with the independent auditors on the adequacy of internal controls. The ultimate accountability of the independent auditors is to the Audit and Finance Committee and to the Board of Directors as representatives of the Company's stockholders. The Audit and Finance Committee shall also be responsible for providing oversight with regard to the Company's debt and credit arrangements, acquisitions, divestitures and proposals for changes in the Company's capitalization and financing strategies.

      The Audit and Finance Committee shall meet at least three times during the year for the purposes of performing its duties. The purpose and duties of the Audit and Finance Committee shall include, but not be limited to, the following:

    . To recommend to the Board of Directors, after consultation with the executive officers of the Company, the retention or replacement of the independent auditors;

    . To establish, review and evaluate the activities of the independent auditors and the internal audit function;

    . To review the annual audited financial statements of the Company with management and the independent auditors, prior to publication, and recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K;

    . To review the quarterly financial results of the Company with management and the independent auditors prior to the earnings release and filing of the Quarterly Report on Form 10-Q;

    . To discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit and quarterly reviews;

    . To review recommendations of the independent auditors and responses of management;

    . To review and discuss the Company's financial reporting, loss exposures and asset control with management and the independent auditors;

    . To discuss the auditor's independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board;

    . To direct and supervise any special investigations the Committee deems necessary;

    . To review the financial constraints within which the Company will operate, such as debt-equity ratio, coverage of fixed charges, and other financial ratios;

    .     To review Company debt and credit arrangements;

    . To assist management with the development of appropriate financing strategies, including the review of proposals for obtaining additional capital funds or other changes in the capitalization of the Company;

    . To review investment banker relationships and investor relations activities;

    . To prepare a report of the Finance and Audit Committee required by the rules of the Securities and Exchange Commission to be included in the proxy statement for each annual meeting; and

    . To review and assess the adequacy of and update, if necessary, this Audit and Finance Committee Charter annually.

      The Vice President and Chief Financial Officer will have a dotted line reporting relationship to the Audit and Finance Committee and will be responsible for providing the Audit and Finance Committee with data, analysis, special reports and other forms of assistance as may be requested by the Audit and Finance Committee from time-to-time. The Audit and Finance Committee shall report the results of its deliberations, actions and observations to the Board of Directors of the Company.

      While the Audit and Finance Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit and Finance Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit and Finance Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Company's corporate policies.

      The following individuals currently serve as members of the Audit and Finance Committee of the Company's Board of Directors:

      Roger W. Johnson, Chairman
      William L. Healey
      Robert Sroka

                            SYPRIS SOLUTIONS, INC.
                                   Suite 450
                               101 Bullitt Lane
                          Louisville, Kentucky 40222

 Revocable Proxy for Annual Meeting of Stockholders to be Held on May 2, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF SYPRIS SOLUTIONS, INC.

     The undersigned hereby appoints Robert E. Gill and Jeffrey T. Gill, and each of them, as proxies for the undersigned, with full power of substitution to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Sypris Solutions, Inc. (the "Company") to be held at 101 Bullitt Lane, Lower Level Seminar Room, Louisville, Kentucky on Tuesday, May 2, 2000, at 10:00 a.m. local time, or any adjournment thereof, as follows, hereby revoking any proxy previously given.

                [_] Please mark your votes as in this example.

Shares represented by this proxy will be voted as directed by the stockholder. If no direction is supplied, the proxy will be voted "FOR" all the nominees listed in proposal 1. Please sign, date and return this proxy promptly in the enclosed envelope.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                                "FOR" PROPOSAL 1

1. Election of directors. (Proposal 1) Unless authority is withheld, this proxy will be voted for the election of all nominees.

                       [_] FOR                 [_] WITHHELD

                                   NOMINEES:

  Henry F. Frigon       Jeffrey T. Gill       R. Scott Gill       Robert E. Gill
 William L. Healey     Roger W. Johnson     Sidney R. Petersen     Robert Sroka

For, except vote withheld from the following nominee(s):

________________________________

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED ABOVE.


2. In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment thereof.



                                Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                ---------------------------------------------


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                                SIGNATURE(S)                           DATE